Exhibit 99.1


[GRAPHIC OMITTED]


                              For Immediate Release

Investor Relations Contact
Robert D. Jackson
rjackson@windsortechinc.com
561-748-6136

                 WINDSORTECH, INC. ANNOUNCES RESULTS FROM THIRD
                        QUARTER ENDED SEPTEMBER 30, 2003

                        REVENUE UP 19.5% FOR THE QUARTER


PALM BEACH, FL and HIGHTSTOWN, NJ-- (November 13, 2003) --WindsorTech, Inc., (OTCBB: WSRT) a Data Security and Environmental Compliance Service Company, announced today its results of operations for the third quarter and nine months ended September 30, 2003. For the quarter ended September 30, 2003, the Company reported revenue of $1,496,252 compared to $1,252,542 for the quarter ended September 30, 2002, a $243,710 or 19.5% increase. Gross profit for the current quarter was $409,776, compared to $33,939 for the 2002 quarter, a $375,837 increase. Gross profit margin was 27.4% for the current quarter compared to a gross profit margin of 2.7% for the 2002 quarter, an increase of 24.7%. Net loss for the current quarter was ($173,510) compared to a net loss of ($349,716) for the 2002 quarter, an improvement of $176,206. Basic and diluted loss per share was ($0.011) in the current quarter compared to ($0.029) in the prior year's quarter.


For the nine months ended September 30, 2003, revenue was $5,035,208 compared to $5,397,002 for the nine months ended September 30, 2002, a $361,794 or 6.7% decrease. Excluding $482,420 of discontinued scrap materials sales, revenue from continuing operations in 2003 was $5,035,208 compared to $4,914,582, a $120,626 or 2.5% increase. Gross profit for the nine months ended September 30, 2003 was $1,207,807, compared to $792,529 for the nine months ended September 30, 2002, a $415,278 increase. Gross profit margin was 24.0% for the nine months ended September 30, 2003, compared to a gross profit margin of 14.7% for the nine months ended September 30, 2002, a 9.3% increase. Net loss for the nine months ended September 30, 2003 was ($324,996) compared to a net loss of ($344,880) for the comparable 2002 period, a $19,884 improvement. Basic and diluted loss per share was ($0.021) for the nine months ended September 30, 2003 compared to ($0.030) for the comparable 2002 period.


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

The Company believes that it has sufficient liquidity from cash generated from operations, together with available cash resources, to meet its cash requirements for at least the next 12 months.


"We are very pleased with the results from the third quarter," commented Marc Sherman, President and CEO of WindsorTech. "The increases in revenue, gross profit and our improved gross margin are very gratifying and lay the groundwork for future profitability. We expect that US corporations will most likely start to implement conversions to new operating systems late in the first two quarters of 2004. These new operating systems require more robust machines, leading to the replacement of technology computer equipment. These expectations are supported by a Gartner report, which projects that PC shipments, for example, will grow 8.9 percent in 2003 and 11.0 percent in 2004. Gartner believes that large pools of installed PC's, purchased from 1998 to 2001, are due for replacement and it forecasts that most of the replacements will begin late in 2003 and extend into 2004. All this translates into a potential greater source of used technology becoming available for resale in the future".


Mr. Sherman continued: "Over the past 9 months, we have invested heavily in our infrastructure. We now have the hardware, software and automated materials handling system in place capable of processing and auditing over 30,000 technology systems, servers, disk arrays, monitors printers, peripherals, etc. per month, while ensuring the data security and environmental compliance for our customers' end-of-life IT assets. With this investment made and the expected increase in the number of technological units expected to be replaced into 2004 and beyond, we are confident in our ability to produce positive earnings and deliver shareholder value in 2004.".


About WindsorTech, Inc.


WindsorTech, Inc. is a Data Security and Environmental Compliance Service company offering data security/erasure, environmental compliance, IT asset lifecycle tracking/ auditing and remarketing, and IT asset management consulting services to corporate, public and academic customers. For more information, visit our website at www.windsortechinc.com.


                                    ********


Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are `forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The Company intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


                                    *********


                          Financial Information Follows



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

                                 BALANCE SHEETS

                                   (Unaudited)

                                                                                    September 30,          December 31,
                                                                                             2003                2002
                                                                                  ---------------------------------------
Assets
Current Assets
   Cash and cash equivalents                                                       $      167,075     $        54,383
   Accounts receivable, net of reserve of $7,113 in 2003 and $10,000 in 2002              208,519              21,736
   Accounts receivable - related party                                                     34,149               3,261
   Inventories                                                                            161,860             427,140
   Purchase deposits                                                                       88,736                  --
   Prepaid income taxes                                                                       100              72,000
   Prepaid expenses                                                                        11,754              22,049
   Deferred income taxes                                                                   44,948              44,948
-------------------------------------------------------------------------------------------------------------------------
         Total Current Assets                                                             717,141             645,517
Property and Equipment, Net                                                               233,554             246,816
Deposits                                                                                   39,587              39,587
Deferred Income Taxes                                                                      82,072              82,072
Other Assets                                                                                7,150                  --
-------------------------------------------------------------------------------------------------------------------------

                                                                                     $  1,079,504       $   1,013,992
=========================================================================================================================

                                     Liabilities And Stockholders' Equity (Deficit)
Current Liabilities
   Current maturities of capital lease obligations                                $         8,842     $          9,709
   Accounts payable                                                                       127,938             252,358
   Accrued expenses                                                                       142,942              94,451
   Accrued payroll                                                                        165,256              87,735
   Notes payable - principal stockholders, current portion                                130,435             349,020
-------------------------------------------------------------------------------------------------------------------------
         Total Current Liabilities                                                        575,413             793,273
Notes Payable - Principal Stockholders                                                    500,000             500,000
Capital Lease Obligations                                                                   4,625              10,988
-------------------------------------------------------------------------------------------------------------------------
         Total Liabilities                                                              1,080,038           1,304,261
-------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity (Deficit)
   Preferred shares: Authorized 5,000,000 shares in 2003
      and 2002, $0.01 par value, none issued                                                   --                  --
   Common  shares:  authorized  35,000,000  shares in 2003 and  2002,  $0.01 par value;  16,468,754  and 14,914,168  shares issued and  outstanding in 2003
      and 2002, respectively                                                              164,688             149,142
   Common stock warrants                                                                  116,000                  --
   Additional paid-in capital                                                             659,833             176,648
   Retained earnings (deficit)                                                           (941,055)           (616,059)
-------------------------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity (Deficit)                                                (534)           (290,269)
-------------------------------------------------------------------------------------------------------------------------

                                                                                    $   1,079,504       $   1,013,992
=========================================================================================================================


                                              STATEMENTS OF OPERATIONS
                       For The Three and Nine Month Periods Ended September 30, 2003 and 2002

                                                     (Unaudited)
                                                  Three Months Ended                       Nine Month Ended
                                                     September 30,                           September 30
                                          -------------------------------------------------------------------------
                                                    2003               2002              2003              2002
                                          -------------------------------------------------------------------------
Revenue                                     $   1,496,252     $    1,252,542    $   5,035,208      $    5,397,002

Cost Of Sales                                   1,086,476          1,218,603        3,827,401           4,604,473
-------------------------------------------------------------------------------------------------------------------

Gross Profit                                      409,776             33,939        1,207,807             792,529

Selling, General And Administrative
   Expenses                                       545,085            363,673        1,417,562           1,089,541

Depreciation And Amortization                      19,659              7,790           49,094              12,523

Interest Expense, net                              17,442             18,965           63,947              35,145
-------------------------------------------------------------------------------------------------------------------

Loss Before Provision (Benefit) For
   Income Taxes                                  (172,410)          (356,489)        (322,796)           (344,680)

Provision (Benefit) For Income Taxes                1,100             (6,773)           2,200                 200
-------------------------------------------------------------------------------------------------------------------

Net Loss                                   $     (173,510)     $    (349,716)   $    (324,996)     $     (344,880)
===================================================================================================================

Net Loss Per Common Share - Basic and
   Diluted                                 $       (0.011)     $      (0.029)   $      (0.021)     $       (0.030)
===================================================================================================================

Weighted Average Number Of Common
   Shares Outstanding -Basic and Diluted       16,349,284         11,999,168       15,392,540          11,665,927
===================================================================================================================



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



     RESULTS OF OPERATIONS


     The following table sets forth, for the periods indicated below, the relationships to total revenue of line items in our statements of operations.

                                                          Three Months Ended               Nine Months Ended
                                                               September 30,                 September 30,
                                                    -------------------------------- ------------------------------
                                                            2003             2002           2003            2002
                                                              %                %              %               %
Revenue                                                    100.0            100.0          100.0           100.0
Cost Of Sales                                               72.6             97.3           76.0            85.3
-------------------------------------------------------------------------------------------------------------------
Gross Profit                                                27.4              2.7           24.0            14.7
Selling, General And Administrative Expenses                36.4             29.0           28.2            20.2
Depreciation And Amortization                                1.3              0.6            1.0             0.2
Interest Expense, net                                        1.2              1.5            1.3             0.7
-------------------------------------------------------------------------------------------------------------------
Loss Before Provision (Benefit) For Income Taxes           (11.5)          (28.4)           (651)           (6.4)
Provision (Benefit) For Income Taxes                         0.1            (0.5)            0.0             0.0
-------------------------------------------------------------------------------------------------------------------
Net Loss                                                   (11.6)          (27.9)           (6.5)           (6.4)
===================================================================================================================


Quarter Ended September 30, 2003 Compared to Quarter Ended September 30, 2002


Revenue for the quarter ended September 30, 2003 was $1,496,252 compared to revenue of $1,252,542 for the quarter ended September 30, 2002, a $243,710 increase, or 19.5%


Gross profit for the quarter ended September 30, 2003 was $409,776 compared to a gross profit of $33,939 for the quarter ended September 30, 2002, a $375,837 increase, or 1,107.4%. Gross margin was 27.4% for the quarter ended September 30, 2003 compared to 2.7% for the quarter ended September 30, 2002.


Gross margin for 2003 significantly increased over the same period in 2002. During the quarter in 2002 we were faced with an excess of a particular line of product which we sold at cost, resulting in a very low gross margin in that quarter.


According to a Gartner Research article published on September 12, 2003, "recent U.S. economic data shows signs that the long-awaited recovery is beginning". Stronger than expected second quarter results caused Gartner Dataquest to increase its 2003 PC unit shipment forecast from 7.2 percent to 8.9 percent; however economic indicators suggest only moderate business buying growth in 2003. This translated into more used product becoming available in the current quarter and at better prices than we had previously paid which translated into overall higher margins.


We expect that US corporations will most likely start to implement conversions to new operating systems late in the first quarter of 2004 or in the second quarter of 2004, including the replacement of PC computer equipment, resulting in a potential greater source of used computer equipment becoming available for resale. These expectations are supported by the Gartner report, which projects that PC shipments will grow 8.9 percent in 2003 and 11.0 percent in 2004. Gartner believes that large pools of installed PC's, purchased from 1998 to 2001, are due for replacement and it forecasts that most of the replacements will begin late in 2003 and extend into 2004. Gartner's most likely economic scenario predicts an improved economy late in the fourth quarter of 2003 and into the first quarter of 2004. They predict that "the IT market noticeably recovers one quarter after the economic upturn". Gartner believes that


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

"sustained PC growth will depend on increased U.S. business buying", that "economic indicators suggest only moderate business buying growth in 2003" and that "a U.S. economic recovery remains and essential ingredient for a strong PC market".


Selling, general and administrative expenses for the quarter ended September 30, 2003 were $545,085 compared to selling, general and administrative expenses of $363,673 for the quarter ended September 30, 2002, a $181,412 increase, or 49.9%. Selling, general and administrative expense increased as the Company added infrastructure and hired additional full time employees from January 1, 2002 - September 30, 2002, two of whom are officers of the Company, added employee benefit programs, increased insurance coverage and procured directors and officers liability insurance. Additionally, during the quarter the Company incurred non-recurring consulting and advisory fees of $80,000.


Depreciation and amortization for the quarter ended September 30, 2003 was $19,659 compared to depreciation and amortization of $7,790 for the quarter ended September 30, 2002, a $11,869 increase, or 152.4%, all as a result of fixed asset acquisitions and leasehold improvements throughout the second half of 2002.


Interest expense for the quarter ended September 30, 2003, was $17,442 compared to interest expense of $18,965 for the quarter ended September 30, 2002, a $1,523 decrease, or (8.0)%, commensurate with a slight decrease in the level of the Company's borrowings.


The Company did not recognize a federal income tax benefit in the current quarter and expensed its state tax obligations. The Company recognized a deferred tax benefit during 2002 by decreasing its deferred tax asset valuation allowance as it anticipates that such benefit is more likely than not to be realized.


Nine Months Ended September 30, 2003 Compared to Nine Months Ended September 30, 2002


Revenue for the nine months ended September 30, 2003 was $5,035,208 compared to revenue of $5,397,002 for the nine months ended September 30, 2002, a $361,794 decrease, or (6.7)%


Gross profit for the nine months ended September 30, 2003 was $1,207,807 compared to a gross profit of $792,529 for the nine months ended September 30, 2002, a $415,278 increase, or 52.4%. Gross margin was 24.0% for the nine months ended September 30, 2003 compared to 14.7% for the nine months ended September 30, 2002.


Gross margin for 2003 significantly increased over the same period in 2002. During the third quarter of 2002 we were faced with an excess of a particular line of product which we sold at cost, resulting in a very low gross margin in that quarter which had the consequential effect of reducing the margin for the year to date in 2002.


Selling, general and administrative expenses for the nine months ended September 30, 2003 were $1,417,562 compared to selling, general and administrative expenses of $1,089,541 for the nine months ended September 30, 2002, a $328,021 increase, or 30.1%. Selling, general and administrative expense increased as the Company added infrastructure and hired additional full time employees between January 1, 2002 - September 30, 2002, two of whom are officers of the Company, added employee benefit programs, increased insurance coverage and procured directors and officers liability insurance. Additionally, during the quarter the Company incurred non-recurring consulting and advisory fees of $80,000.


Depreciation and amortization for the nine months ended September 30, 2003 was $49,094 compared to depreciation and amortization of $12,523 for the nine months ended September 30, 2002, a $36,571 increase, or 292.0%, all as a result of fixed asset acquisitions and leasehold improvements throughout the second half of 2002.


Interest expense for the nine months ended September 30, 2003, was $63,947 compared to interest expense of $35,145 for the nine months ended September 30, 2002, a $28,802 increase, or 82.0%, commensurate with the increase in the Company's level of borrowing.


In both 2003 and 2002 the Company did not recognize a federal income tax benefit in the current period and expensed its state tax obligations


Geographic Areas


We operate solely in the United States and have no assets in foreign countries. However, we sell to customers in foreign countries. For the nine months ended September 30, 2003 and 2002, export sales comprised 35.1% and 27.8% of revenue, respectively. All of our purchases and sales are denominated in US dollars, and we recorded no foreign currency transaction gains or losses during any period.


Liquidity and Capital Resources


     Net cash used in operating activities in the nine months ended September 30, 2003 was $126,011 compared to $842,042 of cash used in the nine month period ended September 30, 2002. Cash used in operating activities during the period ended September 30, 2003 was primarily as a result of the net loss, an increase in accounts receivable, deposits and other assets and a decrease in accounts payable, offset by depreciation, a decrease in inventory and prepaid expenses and an increase in accrued expenses. Cash used in operations in the period ended September 30, 2002 was primarily from net loss, an increase in inventory and prepaid expense and other assets, offset by depreciation and a decrease in accounts receivable, deposits and other assets and an increase in accounts payable and accrued expenses.


     Net cash used in investing activities in the nine months ended September 30, 2003 and 2002 was $90,213 and $66,159, respectively. In all instances this cash was used to purchase property, equipment, computer software and fund leasehold improvements.


     Net cash provided by financing activities for the nine months ended September 30, 2003 was $328,916 and was provided for by the sale of common stock and warrants and reduced by payments on notes payable and principal reductions on capital lease obligations. Net cash provided by financing activities for the nine months ended September 30, 2002 was $836,943, primarily loans from officers offset by principal payments on capital leases.


We believe that cash generated from operations, together with our available cash resources, will be sufficient to meet our cash requirements for at least the next 12 months. However, we may need to raise additional funds to finance unanticipated working capital requirements or to acquire complementary businesses although we have not identified any specific acquisition candidates.


Since the last quarter of 2001, there has been a general downward trend of IT spending in the US and the rest of the world. These less robust machines are not capable of supporting the newest operating systems. That fact, when coupled with the termination of manufacturer's support for widely used operating systems, such as Microsoft's Windows 95 and Windows 98 (in accordance with Microsoft's Life Cycle Support Policy), leads us to believe that end-users will be forced to upgrade their PC's in order to have fully functioning PC's and manufacturer supported operating systems.

We expect that US corporations will most likely start to implement conversions to new operating systems late in the first quarter of 2004 or in the second quarter of 2004, including the replacement of PC computer equipment, resulting in a potential greater source of used computer equipment becoming available for resale. These expectations are supported by the Gartner report, which projects that PC shipments will grow 8.9 percent in 2003 and 11.0 percent in 2004. Gartner believes that large pools of installed PC's, purchased from 1998 to 2001, are due for replacement and it forecasts that most of the replacements will begin late in 2003 and extend into 2004. Gartner's most likely economic scenario predicts an improved economy late in the fourth quarter of 2003and into the first quarter of 2004. They predict that "the IT market noticeably recovers one quarter after the economic upturn". Gartner believes that "sustained PC growth will depend on increased U.S. business buying", that "economic indicators suggest only moderate business buying growth in 2003" and that "a U.S. economic recovery remains and essential ingredient for a strong PC market".


We do not have any material commitments for capital expenditures during the next twelve months. Any required expenditure will be completed through internally generated funding.


We did not have any significant elements of income or loss not arising from continuing operations in either of the periods ended September 30, 2003 and 2002 and do not expect any in the remainder of fiscal 2003. While our business is marginally seasonal, we do not expect this seasonality to have a material adverse affect on our results of operations or cash flows.


                                  *************











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